Exhibit 99.1

News Release
For Immediate Release: November 6, 2025

H&R Block Reports Fiscal 2026 First Quarter Results and Reaffirms Fiscal 2026 Outlook
— Revenue Increased 5.0% —
— Repurchased $400 Million of Shares —

KANSAS CITY, Mo. - H&R Block, Inc. (NYSE: HRB) (the "Company") today released financial results1 for its fiscal 2026 first quarter ended September 30, 2025.
"Fiscal 2026 is off to a strong start, not only in the financial results we are reporting but also in the plans we are preparing to execute in the coming quarters," said Jeff Jones, president and chief executive officer. "Our team is excited to build on our momentum for the remainder of the year."
"Leading H&R Block for the last eight years has been an honor," Jones continued. "With Curtis Campbell's leadership and experience, H&R Block is well positioned to continue its transformation and deliver outstanding results for years to come."
Fiscal 2026 First Quarter Results and Key Financial Metrics
"We were pleased with our first quarter results and returned $455 million to shareholders through dividends and share repurchases," said Tiffany Mason, chief financial officer. "With confidence in our fiscal year plans, we are reaffirming our 2026 outlook and remain committed to delivering value for our shareholders."
The Company reminds readers that its business is highly seasonal, and first quarter results consistently reflect this pattern. Historically, this period contributes modestly to annual revenue and typically generates a net loss.
For the first quarter, the Company delivered total revenue of $203.6 million, an increase of $9.7 million, or 5.0%, versus the prior year. The increase was primarily the result of an increase in net average charge (NAC) and higher year-over-year volume in the Assisted category, and strong growth in Wave subscription revenue and payments volume.
Total operating expenses of $410.6 million decreased by $11.6 million or 2.7%, versus the prior year. The decrease is primarily due to lower legal fees and settlements.
Net loss from continuing operations improved $6.1 million, or 3.5% to ($165.4) million.
Loss per share from continuing operations2 increased 2.4% to ($1.26), and adjusted loss per share from continuing operations2 increased 2.6% to ($1.20), due to a decrease in net loss but fewer shares outstanding as a result of share repurchases.
1All amounts in this release are unaudited. Unless otherwise noted, all comparisons refer to the current period compared to the corresponding prior year period.
2All per share amounts are from continuing operations and based on weighted average fully diluted shares over the corresponding period. The Company reports non-GAAP financial measures of performance, including adjusted earnings per share (EPS), earnings before interest, tax, depreciation, and amortization (EBITDA) from continuing operations, and free cash flow, which it considers to be useful metrics for management and investors to evaluate and compare the ongoing operating performance of the Company. See "About Non-GAAP Financial Information" below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).

Capital Allocation
The Company reported the following related to its capital structure:
•As previously announced, a quarterly cash dividend of $0.42 per share will be paid on January 6, 2026 to shareholders of record as of December 4, 2025. H&R Block has paid quarterly dividends consecutively since the Company became public in 1962.
•Repurchased and retired 7.9 million shares at an aggregate price of $400 million, or $50.90 per share, in the first quarter.
•The Company has approximately $700 million remaining on its $1.5 billion share repurchase program.
Since 2016, the Company has returned nearly $5.0 billion to shareholders in the form of dividends and share repurchases, buying back 47% of its shares outstanding3.
Fiscal Year 2026 Outlook Reaffirmed
The Company continues to expect:
•Revenue to be in the range of $3.875 to $3.895 billion.
•EBITDA4 to be in the range of $1.015 billion to $1.035 billion.
•Effective tax rate to be approximately 25%.
•Adjusted Diluted Earnings Per Share4 to be in the range of $4.85 to $5.00.
Conference Call
The Company will host a conference call for analysts and investors to discuss first quarter 2026 results at 4:30 p.m. ET on Thursday, November 6, 2025. To join live, participants must register at https://register-conf.media-server.com/register/BI38277db3cc6d455fb5f9b3dda471ac3d. Once registered, the participant will receive a dial-in number and unique PIN to access the call. Please join approximately 5 minutes prior to the scheduled start time.
The call, along with a presentation for viewing, will also be webcast in a listen-only format for the media and general public. The webcast can be accessed directly at https://edge.media-server.com/mmc/p/rxcxh3vo/lan/en/ and will be available for replay 2 hours after the call is concluded and continuing for 90 days.
About H&R Block
H&R Block, Inc. (NYSE: HRB) provides help and inspires confidence in its clients and communities everywhere through global tax preparation services, financial products, and small-business solutions. The company blends digital innovation with human expertise and care as it helps people get the best outcome at tax time and also be better with money using its mobile banking app, Spruce. Through Block Advisors and Wave, the company helps small-business owners thrive with year-round bookkeeping, payroll, advisory, and payment processing solutions. For more information, visit H&R Block News.
About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying tables titled "Non-GAAP Financial Information."

3Shares outstanding calculated as of April 30, 2016.
4Adjusted Diluted EPS and EBITDA from continuing operations are non-GAAP financial measures. Future period non-GAAP outlook includes adjustments for items not indicative of our core operations, which may include, without limitation, items described in the below section titled “Non-GAAP Financial Information” and in the accompanying tables. Such adjustments may be affected by changes in ongoing assumptions and judgments, as well as nonrecurring, unusual, or unanticipated charges, expenses or gains, or other items that may not directly correlate to the underlying performance of our business operations. The exact amounts of these adjustments are not currently determinable but may be significant. It is therefore not practicable to provide the comparable GAAP measures or reconcile this non-GAAP outlook to the most comparable GAAP measures.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "commits," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, client trajectory, income, effective tax rate, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volumes or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. They may also include the expected impact of external events beyond the Company’s control, such as outbreaks of infectious disease, severe weather events, natural or manmade disasters, or changes in the regulatory environment in which we operate. All forward-looking statements speak only as of the date they are made and reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to a variety of economic, competitive and regulatory factors, many of which are beyond the Company's control, that are described in our Annual Report on Form 10-K for the most recently completed fiscal year in the section entitled "Risk Factors" and additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. You may get such filings for free at our website at https://investors.hrblock.com. In addition, factors that may cause the Company’s actual estimated effective tax rate to differ from estimates include the Company’s actual results from operations compared to current estimates, future discrete items, changes in interpretations and assumptions the Company has made, future actions of the Company, or increases in applicable tax rates in jurisdictions where the Company operates. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

For Further Information

Investor Relations:	Jessica Hazel, (816) 854-4214, jessica.hazel@hrblock.com
Media Relations:	Media Desk, mediadesk@hrblock.com

TABLES FOLLOW

FINANCIAL RESULTS	(unaudited, in 000s - except per share amounts)
	Three months ended September 30,
	2025	2024
REVENUES:
U.S. tax preparation and related services:
Assisted tax preparation	$48,644	$42,963
Royalties	5,849	5,852
DIY tax preparation	3,745	3,236
Refund Transfers	843	860
Peace of Mind® Extended Service Plan	23,509	23,097
Tax Identity Shield®	4,122	3,909
Other	13,476	13,809
Total U.S. tax preparation and related services	100,188	93,726
Financial services:
Emerald Card® and SpruceSM	7,852	8,826
Interest and fee income on Emerald Advance®	—	—
Total financial services	7,852	8,826
International	65,661	64,855
Wave	29,850	26,403
Total revenues	$203,551	$193,810
Compensation and benefits:
Field wages	69,715	68,094
Other wages	79,279	77,335
Benefits and other compensation	36,662	38,754
	185,656	184,183
Occupancy	102,796	101,318
Marketing and advertising	8,342	9,972
Depreciation and amortization	28,922	28,831
Bad debt	2,205	2,730
Other	82,661	95,107
Total operating expenses	410,582	422,141
Other income (expense), net	8,102	11,917
Interest expense on borrowings	(17,402)	(15,847)
Pretax loss	(216,331)	(232,261)
Income tax benefit	(50,963)	(60,840)
Net loss from continuing operations	(165,368)	(171,421)
Net loss from discontinued operations	(451)	(1,155)
Net loss	$(165,819)	$(172,576)
BASIC AND DILUTED LOSS PER SHARE:
Continuing operations	$(1.26)	$(1.23)
Discontinued operations	—	(0.01)
Consolidated	$(1.26)	$(1.24)
WEIGHTED AVERAGE DILUTED SHARES	131,387	139,154
Adjusted diluted EPS (1)	$(1.20)	$(1.17)
EBITDA (1)	$(170,007)	$(187,583)

(1) All non-GAAP measures are results from continuing operations. See "Non-GAAP Financial Information" for a reconciliation of non-GAAP measures.

CONSOLIDATED BALANCE SHEETS	(unaudited, in 000s - except per share data)
As of	September 30, 2025	June 30, 2025

ASSETS
Cash and cash equivalents	$376,410	$983,277
Cash and cash equivalents - restricted	20,991	19,862
Receivables, net	64,145	63,621
Prepaid expenses and other current assets	102,692	95,788
Total current assets	564,238	1,162,548
Property and equipment, net	137,623	135,068
Operating lease right of use assets	499,910	521,215
Intangible assets, net	254,136	259,412
Goodwill	797,739	802,053
Deferred tax assets and income taxes receivable	300,251	317,691
Other noncurrent assets	67,425	65,911
Total assets	$2,621,322	$3,263,898
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Accounts payable and accrued expenses	$145,574	$144,046
Accrued salaries, wages and payroll taxes	62,231	107,375
Accrued income taxes and reserves for uncertain tax positions	156,449	296,244
Current portion of long-term debt	—	349,893
Operating lease liabilities	205,152	209,203
Deferred revenue and other current liabilities	170,145	191,849
Total current liabilities	739,551	1,298,610
Long-term debt and line of credit borrowings	1,734,962	1,143,305
Deferred tax liabilities and reserves for uncertain tax positions	310,722	306,134
Operating lease liabilities	306,000	322,847
Deferred revenue and other noncurrent liabilities	80,997	104,106
Total liabilities	3,172,232	3,175,002
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, no par, stated value $.01 per share	1,565	1,644
Additional paid-in capital	757,981	766,998
Accumulated other comprehensive loss	(57,063)	(47,755)
Retained earnings (deficit)	(609,299)	12,061
Less treasury shares, at cost	(644,094)	(644,052)
Total stockholders' equity (deficiency)	(550,910)	88,896
Total liabilities and stockholders' equity	$2,621,322	$3,263,898

CONSOLIDATED STATEMENTS OF CASH FLOWS	(unaudited, in 000s)
Three months ended September 30,	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(165,819)	$(172,576)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	28,922	28,831
Provision for credit losses	975	1,024
Deferred taxes	17,800	19,006
Stock-based compensation	6,173	8,727
Changes in assets and liabilities, net of acquisitions:
Receivables	262	1,029
Prepaid expenses, other current and noncurrent assets	7,530	8,836
Accounts payable, accrued expenses, salaries, wages and payroll taxes	(59,094)	(66,017)
Deferred revenue, other current and noncurrent liabilities	(46,118)	(27,025)
Income tax receivables, accrued income taxes and income tax reserves	(147,233)	(129,397)
Other, net	(236)	(1,019)
Net cash used in operating activities	(356,838)	(328,581)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(13,188)	(18,735)
Payments made for business acquisitions, net of cash acquired	(5,069)	(5,901)
Franchise loans funded	(3,667)	(7,109)
Payments from franchisees	731	211
Other, net	267	5,140
Net cash used in investing activities	(20,926)	(26,394)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit borrowings	245,000	—
Repayments of long-term debt	(350,000)	—
Proceeds from issuance of long-term debt	346,980	—
Dividends paid	(50,208)	(44,653)
Repurchase of common stock, including shares surrendered	(412,415)	(238,376)
Other, net	(4,382)	(1,421)
Net cash used in financing activities	(225,025)	(284,450)
Effects of exchange rate changes on cash	(2,949)	3,249
Net decrease in cash and cash equivalents, including restricted balances	(605,738)	(636,176)
Cash, cash equivalents and restricted cash, beginning of period	1,003,139	1,075,193
Cash, cash equivalents and restricted cash, end of period	$397,401	$439,017
SUPPLEMENTARY CASH FLOW DATA:
Income taxes paid, net (includes payments for purchased investment tax credits)	$78,339	$48,343
Interest paid on borrowings	28,471	19,792
Accrued additions to property and equipment	7,734	6,341
New operating right of use assets and related lease liabilities	37,885	21,861
Accrued dividends payable to common shareholders	54,343	52,307
Accrued purchase of common stock	—	7,131

(in 000s)
	Three months ended September 30,
NON-GAAP FINANCIAL MEASURE - EBITDA	2025	2024

Net loss - as reported	$(165,819)	$(172,576)
Discontinued operations, net	451	1,155
Net loss from continuing operations - as reported	(165,368)	(171,421)
Add back:
Income tax benefit	(50,963)	(60,840)
Interest expense	17,402	15,847
Depreciation and amortization	28,922	28,831
	(4,639)	(16,162)
EBITDA from continuing operations	$(170,007)	$(187,583)

(in 000s, except per share amounts)
	Three months ended September 30,
NON-GAAP FINANCIAL MEASURE - ADJUSTED EPS	2025	2024

Net loss from continuing operations - as reported	$(165,368)	$(171,421)
Adjustments:
Amortization of intangibles related to acquisitions (pretax)	10,979	11,128
Tax effect of adjustments (1)	(2,792)	(2,645)
Adjusted net loss from continuing operations	$(157,181)	$(162,938)
Diluted loss per share from continuing operations - as reported	$(1.26)	$(1.23)
Adjustments, net of tax	0.06	0.06
Adjusted diluted loss per share from continuing operations	$(1.20)	$(1.17)

(1)Tax effect of adjustments is the difference between the tax provision calculated on a GAAP basis and on an adjusted non-GAAP basis.
Non-GAAP Financial Information
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because these measures are not measures of financial performance under GAAP and are susceptible to varying calculations, they may not be comparable to similarly titled measures for other companies.
We consider our non-GAAP financial measures to be performance measures and a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business. We make adjustments for certain non-GAAP financial measures related to amortization of intangibles from acquisitions and goodwill impairments. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.
We measure the performance of our business using a variety of metrics, including earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations, adjusted EBITDA from continuing operations, adjusted diluted earnings per share from continuing operations, and free cash flow. We also use EBITDA from continuing operations and pretax income from continuing operations, each subject to permitted adjustments, as performance metrics in incentive compensation calculations for our employees.